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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 21, 2002







                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


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
            Delaware                    001-16437              06-1118515
(State or other jurisdiction of         (Commission           (IRS Employer
incorporation)                          File Number)         Identification No.)
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
    48 Monroe Turnpike, Trumbull, Connecticut                     06611
       (Address of principal executive offices)                 (Zip Code)
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                                 (203) 459-6000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

         The Company's Press Release dated October 22, 2002 announcing a pre-tax charge of $151.3 million related to a 1997 securities class action lawsuit, and the Company's expectation of earnings per share for the quarter ended September 30, 2002 of $1.24 per diluted share of its Common Stock before the litigation charge ($.26 per diluted share including the effect of the litigation charge) is attached as an Exhibit hereto and is incorporated herein by reference.

BACKGROUND

     Following the October 27, 1997 decline in the price per share of the Company's common stock, more than fifty purported securities class action lawsuits were filed against the Company and certain of its officers and directors in the United States District Courts for the Southern and Eastern Districts of New York, the District of Connecticut and the District of Arkansas. In addition, purported shareholder derivative actions were filed against the Company, its directors and certain of its officers in the United States District Courts for the Southern District of New York and the District of Connecticut and the Connecticut Superior Court. The purported securities class actions and the purported federal derivative actions were consolidated before Judge Charles L. Brieant of the United States District Court for the Southern District of New York. On February 14, 2002, Judge Brieant approved a settlement of the purported derivative actions. On April 25, 2002, the Connecticut Superior Court derivative actions were withdrawn with prejudice as part of the settlement. The State Board of Administration of Florida has filed an individual action against the Company and certain of its former officers and current and former directors, which is also now pending in the United States District Court for the Southern District of New York, asserting claims arising from the October 27 decline in the price per share of the Company's common stock.

     In the fourth quarter of 1999, the Company purchased insurance policies providing additional coverage of, among other things, certain judgments and settlements, if any, incurred by the Company and individual defendants in certain pending lawsuits and investigations, including among others, the securities class actions pending against the Company and certain of its former officers and current and former directors and the pending stockholder derivative actions (the "Excess Insurance"). Subject to the terms of the policies, the excess insurers have agreed to pay 90% of the amount, if any, by which covered costs exceed a retention amount (the "Retention"), provided that the aggregate amount of insurance under these policies is limited to $200 million. The Excess Insurance carriers have advised the Company that the Retention is currently $161.3 million. The Company believes that, under the terms of the policies, the Retention is currently $155 million, but the Excess Insurance carriers have not accepted this interpretation. A charge of $24 million for premiums and other costs associated with this Excess Insurance coverage was included in the Company's results of operations for 1999. The policies do not cover taxes, fines or penalties imposed by law or the cost to comply with any injunctive or other non-monetary relief or any agreement to provide any such relief. The coverage under the policies described above is in addition to approximately $25 million of coverage remaining under preexisting primary insurance that is not subject to the Retention applicable to the Excess Insurance policies. Of the remaining $25 million in primary insurance coverage, collectibility of some portion of $15 million is in doubt because one of the Company's Directors and Officers insurance carriers, Reliance Insurance Company ("Reliance"), was placed in liquidation in October 2001 by the Commonwealth Court of Pennsylvania. Accordingly, during the third quarter of 2001, the Company recorded a charge of $10 million related to a provision for estimated insurance recoveries related to anticipated legal expenses that may not be recoverable from Reliance. Reliance also insured $20 million of the $200 million Excess Insurance. Due to the liquidation of Reliance, collectibility of some portion of $20 million of the Excess Insurance would also be in doubt if the Company makes a claim on that coverage.

     The Company, in the opinion of management with the advice of external counsel, has substantial defenses to the plaintiffs' claims in the securities class actions and may ultimately prevail if these matters are brought to trial. There can be no assurance, however, as to the ultimate result in this litigation. In the event the Company ultimately suffers an adverse judgment, or settles such actions prior to trial: (i) the Company would be liable to fund the entire amount of such judgment or settlement up to $161.3 million,

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less any amount then remaining available and collectible under the Company's primary Directors and Officers insurance, (ii) to the extent that the amount of such judgment or settlement is more than $161.3 million and less than $383.5 million, the Company would, in addition, be liable to fund 10% of the excess over $161.3 million (90% of such amount being covered by the Company's Excess Insurance), plus all of any amount up to $20 million not collected from Reliance, and (iii) the Company would be liable to fund the entire amount of any excess over $383.5 million. Each of the amounts of $161.3 million and $383.5 million in the preceding sentence reflects the insurance carriers' position regarding the current Retention under the Excess Insurance. Under the Company's interpretation of the policies, these amounts would be $155 million and $377.2 million, respectively. In the event that the Excess Insurance carriers become liable to pay any losses under the policies, the Company would be obligated to pay the carriers an additional premium of $8 million.

LITIGATION CHARGE

         On September 30, 2002, Judge Brieant agreed to hold a settlement conference on November 6, 2002 with parties to the securities class actions and the Excess Insurance carriers. In view of the inherent risks and uncertainties of litigation and the related time and expense, and in anticipation of the settlement conference, the Company has communicated to the plaintiffs and the insurance carriers the Company's willingness to pay $161.3 million. This offer reflects the full amount of the current Retention under the insurance carriers' interpretation of the Excess Insurance policies. As a result, the Company will record a liability and pre-tax charge of $151.3 million against earnings in the third quarter of 2002. This $151.3 million charge represents the Company's settlement offer, less $10 million that the Company estimates would be available and collectible under its primary Directors and Officers insurance. If a settlement is reached and the total settlement amount exceeds $161.3 million, the amount of co-payments by the Company required under the Excess Insurance policies and the amount, if any, not collected from Reliance under the Excess Insurance would depend on the terms and total amount of any settlement. At the present time, no total settlement amount beyond $161.3 million can be reasonably estimated. Accordingly, the Company has not recorded a liability for any co-payments required by the Excess Insurance or any amount not collected from Reliance. Also, in the event the Excess Insurance carriers contribute any amount to a settlement, the Company would be obligated to pay the $8 million additional premium referred to above. At this time, there is no assurance that a settlement will be reached. Accordingly, the Company has not recorded a liability for the additional premium payment. There can be no assurance as to the terms of any settlement, or that the Court would approve any such settlement. If no settlement is reached and approved, the securities class actions would proceed to trial, and, at the present time, no amount or range of loss can be reasonably estimated. Accordingly, the Company has not recorded a net liability for a potential unfavorable judgment in excess of $151.3 million. There can be no assurance as to the ultimate result in this litigation.

ITEM 7.  Financial Statements and Exhibits

         (c)   Exhibits

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                  99       Press Release dated October 22, 2002
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            OXFORD HEALTH PLANS, INC.


Date: October 22, 2002                      By:         /s/ MARC M. KOLE
                                               --------------------------
                                                           MARC M. KOLE

                                                      Senior Vice President and
                                                    Chief Accounting Officer

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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX

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Exhibit                                                                      Page
Number            Description of Document                                   Number
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

  99              Press Release dated October 22, 2002                        6
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